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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-3852) of our reports dated April 5, 1996, except as to paragraph 4 of Note 5, for which the date is April 18, 1996, on our audits of the financial statements of EyeCorp, Inc. (and Predecessor Entities); dated October 31, 1995, on our audit of the financial statements of EyeCorp, Inc. -- Baker Acquisition Practice; dated November 16, 1995, on our audit of the combined financial statements of EyeCorp, Inc. -- Eggleston Acquisition Practice; dated October 23, 1995, on our audit of the combined financial statements of the EyeCorp, Inc. -- Gordon Acquisition Practice; on our audits of the combined financial statements of the EyeCorp, Inc. -- Post Acquisition Practice; dated November 3, 1995, on our audits of the financial statements of the EyeCorp, Inc. -- Southern Eye Center Acquisition Practice; dated October 24, 1995, on our audit of the combined financial statements of the EyeCorp, Inc. -- Selected Acquisition Practices. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand, L.L.P.


Memphis, Tennessee


May 10, 1996